Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter Results

SAN JOSE, Calif.—July 28, 2016—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its second fiscal quarter ended June 30, 2016.

Total revenues for the second fiscal quarter of 2016 totaled $26.7 million, up 6% from $25.1 million for the first fiscal quarter of 2016 and up 15% from $23.2 million for the second fiscal quarter of 2015. Design-to-silicon-yield solutions revenue for the second fiscal quarter of 2016 totaled $20.6 million, up 11% from $18.6 million for the first fiscal quarter of 2016 and up 45% from $14.2 million for the second fiscal quarter of 2015. Gainshare performance incentives revenue for the second fiscal quarter of 2016 totaled $6.1 million, down 6% from $6.5 million for the first fiscal quarter of 2016 and down 32% from $9.1 million for the second fiscal quarter of 2015.

On a GAAP basis, net income for the second fiscal quarter of 2016 was $2.2 million, or $0.07 per basic and diluted share, compared to $2.1 million, or $0.07 per basic and diluted share, for the first fiscal quarter of 2016, and compared to $2.1 million, or $0.07 per basic and diluted share, for the second fiscal quarter of 2015.

Cash and cash equivalents were $122.2 million at June 30, 2016, compared to $126.2 million at December 31, 2015.

Non-GAAP net income for the second fiscal quarter of 2016 was $5.3 million, or $0.17 per diluted share, compared to $5.4 million, or $0.17 per diluted share, for the first fiscal quarter of 2016, and compared to $5.9 million, or $0.18 per diluted share, for the second fiscal quarter of 2015. EBITDAR for the second quarter of 2016 was $7.1 million, compared to $6.8 million for the first fiscal quarter of 2016, and compared to $7.2 million for the second fiscal quarter of 2015.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below. For a more detailed reconciliation of the adjustments made to comparable GAAP measures, please refer the “GAAP to Non-GAAP and EBITDAR Reconciliation” provided in the Investor Relations section of our website at http://ir.pdf.com/sec.cfm.

Forward-Looking Statements

The statements made on the conference call regarding PDF Solutions' financial results for its second fiscal quarter ended June 30, 2016, including the success of any new products, continued or increased adoption of the Company’s solutions, and the Company's future expected financial results, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at gainshare-covered facilities; adoption of the Company's new and existing solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve profitability. The Company has developed proprietary products and provides services that target the entire Process Life Cycle, which is a term used to mean the time from technology development and the design of an IC to volume manufacturing of that IC to product assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle® (CV®) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. The Design-for-Inspection™ (DFI™) solution extends the Company’s electrical characterization technologies into the e-beam measurement of extremely dense test structures, or DFI cells, across an entire fabrication process. Proprietary Template™ layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio™ platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data. The Exensio platform is available either on-premise or via software as a service (SaaS).

Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Design-for-Inspection, DFI, Exensio and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$122,222	$126,158
Accounts receivable, net	34,786	33,438
Prepaid expenses and other current assets	4,728	3,655
Total current assets	161,736	163,251
Property and equipment, net	16,076	11,325
Deferred tax assets	10,106	10,299
Goodwill	215	215
Intangible assets, net	4,603	5,028
Other non-current assets	9,497	1,651
Total assets	$202,233	$191,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,469	$1,293
Accrued compensation and related benefits	5,150	4,812
Accrued and other current liabilities	2,924	2,382
Deferred revenues - current portion	5,740	4,702
Billings in excess of recognized revenue	312	1,267
Total current liabilities	16,595	14,456
Long-term income taxes payable	2,594	2,540
Other non-current liabilities	328	466
Total liabilities	19,517	17,462

Stockholders’ equity:
Common stock and additional paid-in-capital	272,891	266,013
Treasury stock at cost	(53,301)	(50,383)
Accumulated deficit	(35,504)	(39,780)
Accumulated other comprehensive loss	(1,370)	(1,543)
Total stockholders’ equity	182,716	174,307
Total liabilities and stockholders’ equity	$202,233	$191,769

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015

Revenues:
Design-to-silicon-yield solutions	$20,574	$18,578	$14,159	$39,152	$32,311
Gainshare performance incentives	6,114	6,503	9,051	12,617	17,716
Total revenues	26,688	25,081	23,210	51,769	50,027

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	10,558	10,110	9,888	20,668	18,692
Amortization of acquired technology	96	96	-	192	-
Total costs of Design-to-silicon-yield solutions	10,654	10,206	9,888	20,860	18,692
Gross profit	16,034	14,875	13,322	30,909	31,335

Operating expenses:
Research and development	7,060	6,311	4,437	13,371	8,525
Selling, general and administrative	5,094	5,124	5,216	10,218	9,672
Amortization of other acquired intangible assets	117	117	-	234	-
Total operating expenses	12,271	11,552	9,653	23,823	18,197

Income from operations	3,763	3,323	3,669	7,086	13,138
Interest and other income (expense), net	(51)	(236)	52	(287)	103
Income before income taxes	3,712	3,087	3,721	6,799	13,241
Income tax provision	1,498	1,025	1,572	2,523	5,125
Net income	$2,214	$2,062	$2,149	4,276	8,116

Net income per share:
Basic	$0.07	$0.07	$0.07	0.14	0.26
Diluted	$0.07	$0.07	$0.07	0.13	0.25

Weighted average common shares:
Basic	31,276	31,168	31,522	31,222	31,429
Diluted	32,023	31,722	32,400	31,872	32,345

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
GAAP net income	$2,214	$2,062	$2,149	$4,276	$8,116
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,291	2,666	2,355	4,957	4,554
Previously impaired deferred costs (1)	-	-	-	-	(1,892)
Amortization of acquired technology	96	96	-	192	-
Amortization of other acquired intangible assets	117	117	-	234	-
Acquisition costs (2)	-	-	482	-	482
Acquisition related deferred revenue adjustment (2)	50	115	-	165	-
Non-cash portion of income tax expense	528	299	882	827	2,845
Non-GAAP net income	$5,296	$5,355	$5,868	$10,651	$14,105

GAAP net income per diluted share	$0.07	$0.07	$0.07	$0.13	$0.25
Non-GAAP net income per diluted share	$0.17	$0.17	$0.18	$0.33	$0.44

Shares used in diluted shares calculation	32,023	31,722	32,400	31,872	32,345

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015

GAAP net income	$2,214	$2,062	$2,149	$4,276	$8,116
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,291	2,666	2,355	4,957	4,554
Previously impaired deferred costs (1)	-	-	-	-	(1,892)
Amortization of acquired technology	96	96	-	192	-
Amortization of other acquired intangible assets	117	117	-	234	-
Acquisition costs (2)	-	-	482	-	482
Acquisition related deferred revenue adjustment (2)	50	115	-	165	-
Depreciation expense	859	765	632	1624	1237
Income tax provision	1,498	1,025	1,572	2,523	5,125
EBITDAR	$7,125	$6,846	$7,190	$13,971	$17,622

(1) As announced on September 29, 2014, we were unable to close two Design-to-silicon-yield solutions contracts, which restricted our ability to book revenue relating to work on these projects and required us to impair previously deferred costs of $1.9 million in the three months ended September 30, 2014. As reported on January 7, 2015, in the three months ended March 31, 2015, we executed those two contacts, which increased our Design-to-Silicon-Yield Solutions revenue in the quarter by approximately $6.0 million. Reinstatement of previously impaired costs is not allowed under US GAAP. Accordingly, in order to match the revenue and the cost associated with these two contracts, management has included these costs in the current period as a non-GAAP reconciling item.

(2) As announced on July 20, 2015, the Company completed the acquisition of Syntricity, Inc., the industry leading hosted solution for characterization and yield management. In relation to this acquisition, the company incurred direct acquisition costs and recorded an adjustment to reduce revenue recognized from deferred revenue arising from the acquisition. Accordingly, for non-GAAP purposes, the Company is excluding these expenses and the reduction to revenue in order to provide better comparability between periods.